EXHIBIT 23.1




                  FORM OF CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Chemed Corporation of (i) our report dated March 5, 2004 relating to the financial statements, which appears in Chemed Corporation's 2003 Annual Report to Shareholders, which is incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 2003, and (ii) our report dated [ ], 2004, relating to the financial statements of [ ], subsidiaries of the Company whose financial statements are required to be filed pursuant to Rule 3-16 of Regulation S-X, which are incorporated by reference to Chemed Corporation's Current Report on Form 8-K filed [ ], 2004. We also consent to the incorporation by reference of our report dated March 5, 2004, relating to the financial statement schedule, which appears in such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                              PRICEWATERHOUSECOOPERS LLP


Cincinnati, Ohio
[        ], 2004